Exhibit 99.6

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of 17 October, 2014, is made between MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands with company number 1828428) and its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, as borrower (the “Borrower”), and CORDLIFE GROUP LIMITED, as lender (the “Lender”).

The Borrower and the Lender are parties to a US$46,500,000 Facility Agreement dated August 25, 2014 (as amended, supplemented, modified, renewed or extended from time to time, the “Facility Agreement”). It is a condition precedent to Utilisation under the Facility Agreement that the Borrower enter into this Agreement and pledge to the Lender the Notes being acquired pursuant to the Acquisition and all proceeds therefrom (including any shares and/or other ownership interests in China Cord Blood Corporation (the “Target”) acquired by the Borrower hereafter upon conversion of the Notes), to secure the obligations of the Borrower described below.

Accordingly, the parties hereto agree as follows:

SECTION 1                                                       Definitions; Interpretation.

(a)                                 Terms Defined in Facility Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Facility Agreement.

(b)                                 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other person establishing the Lender’s control with respect to any investment property for purposes of Article 8 or Section 9-106 of the UCC.

“Converted Securities” means shares or other equity securities issued by, or interests in, the Target, whether certificated or uncertificated, hereafter acquired by the Borrower pursuant to the Notes.

“Exchange Act” means the Securities Exchange Act of 1934.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Register of Charges” means the register of charges of the Borrower maintained by the Borrower in accordance with Section 162 of the BVI Act.

“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under Section 229 of the BVI Act.

“Secured Obligations” means the indebtedness, liabilities and other obligations of the Borrower to the Lender under or in connection with the Facility Agreement and the other Finance Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Facility Agreement and all other amounts payable by the Borrower to the Lender thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Borrower of any insolvency proceeding naming such person as the debtor in such proceeding.

“Securities Act” means the Securities Act of 1933.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c)                                  Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

(d)                                 Interpretation. The rules of interpretation set forth in Section 1.2 of the Facility Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2                                                       Security Interest.

Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby pledges to the Lender and hereby grants to the Lender a security interest in, all of the Borrower’s right, title and interest in, to and under (i) the Notes (including all rights to payment thereunder), (ii) the Converted Securities and any and all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Converted Securities, (iii) the Registration Rights Agreement and any claims thereunder, (iv) any and all cash and non-cash proceeds and supporting obligations of or with respect to any of the foregoing, and (v) any and all books and records of the Borrower related to the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(a)                                 Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 12(k).

SECTION 3                                                       Perfection and Priority.

(a)                                 Delivery of Notes. The Borrower hereby agrees to promptly after the Closing Date deliver to or for the account of the Lender, at the address and to the person to be designated by the Lender, the Notes, which shall be in suitable form for transfer by delivery, or shall be appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all in form and substance satisfactory to the Lender.

(b)                                 Payments Under the Notes; Delivery of Additional Pledged Collateral. If, after the date hereof, the Borrower shall become entitled to receive or shall receive:

(i)                                     any cash payments under or in respect of the Notes or any other Pledged Collateral, the Borrower shall comply with its obligations under the Finance Documents with respect to the same (including by depositing the same into the Revenue Account to the extent required under other Finance Documents); or

(ii)                                  any other Pledged Collateral, the Borrower shall deliver all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Lender (together, in the case of any Pledged Collateral consisting of shares, with undated share transfer instruments executed in blank), at the address and to the person to be designated by the Lender, which shall be in suitable form for transfer by delivery, or shall be accompanied by any necessary instruments of transfer or assignment, all in form and substance satisfactory to the Lender, as the Lender shall request, to be held by the Lender subject to the terms hereof, as part of the Pledged Collateral.

(c)                                  Creation or Transfer of Security Interest Other Than by Delivery. If for any reason the Pledged Collateral cannot be delivered to or for the account of the Lender as provided in subsections (a) and (b), the Borrower shall promptly take such other steps as shall be requested from time to time by the Lender to (i) effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Lender pursuant to the UCC, including by providing control over such Pledged Collateral to the Lender pursuant to a Control Agreement or otherwise; and/or (ii) effect the creation and/or transfer of a perfected first priority security interest and/or pledge of the Pledged Collateral to the Lender by executing and delivering to the Lender a mortgage and/or charge over shares or such other security document(s) as the Lender may require (and governed by such law as the Lender shall require) or otherwise. To the extent practicable, the Borrower shall thereafter deliver the Pledged Collateral to or for the account of the Lender as provided in subsections (a) and (b).

(d)                                 Financing Statements, Etc. The Borrower hereby authorizes the Lender to file at any time and from time to time any financing statements describing the Pledged Collateral, and the Borrower shall execute and deliver to the Lender, and the Borrower hereby authorizes the Lender to file (with or without the Borrower’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to the Lender, as the Lender may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Lender pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of the Lender in the Pledged Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Borrower ratifies and authorizes the filing by the Lender of any financing statements filed prior to the date hereof.

(e)                                  Bailees. Any person (other than the Lender) at any time and from time to time holding all or any portion of the Pledged Collateral shall be deemed to, and shall, hold the Pledged Collateral as the agent of, and as pledge holder for, the Lender. At any time and from time to time, the Lender may give notice to any such person holding all or any portion of the Pledged Collateral that such person is holding the Pledged Collateral as the agent and bailee of, and as pledge holder for, the Lender, and obtain such person’s written acknowledgment thereof. Without limiting the generality of the foregoing, the Borrower will join with the Lender in notifying any person who has possession of any Pledged Collateral of the Lender’s security interest therein and obtaining an acknowledgment from such person that it is holding the Pledged Collateral for the benefit of the Lender.

(f)                                   Control. The Borrower will cooperate with the Lender in obtaining control (as defined in the UCC) of Pledged Collateral consisting of any investment property, including delivery of Control Agreements, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in such Pledged Collateral.

(g)                                  Additional Obligations of the Borrower. The Borrower will, immediately after execution of this Agreement:

(i)                                     create and maintain a Register of Charges, to the extent this has not already been done in accordance with Section 162 of the BVI Act;

(ii)                                  enter particulars as required by the BVI Act of the security interests created pursuant to this Agreement in the Register of Charges and, immediately after entry of such particulars has been made, provide the Lender with a certified true copy of the updated Register of Charges; and

(iii)                               effect registration, or assist the Lender in effecting registration, of the security interest created pursuant to this Agreement with the Registrar of Corporate Affairs pursuant to Section 163 of the BVI Act by making the required filing, or assisting the Lender in making the required filing, in the approved form with the Registrar of Corporate Affairs and, if requested by the Lender, provide confirmation in writing to the Lender that such filing has been made.

SECTION 4                                                       Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a)                                 Location of Chief Executive Office and Books and Records; Jurisdiction. The Borrower’s chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at its address set forth in the Facility Agreement; and the Borrower’s jurisdiction of incorporation and the Borrower’s exact legal name each is as set forth in the first paragraph of this Agreement. The Borrower has not, since its incorporation on 17 June 2014, made any change to (i) the location of its chief executive office or principal place of business, (ii) its name, (iii) its incorporation as a BVI business company in the British Virgin Islands or (iv) its jurisdiction of incorporation.

(b)                                 Rights in Pledged Collateral. The Borrower has rights in or the power to transfer the Pledged Collateral, and the Borrower is the sole and complete owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, at the time the Borrower acquires rights in such Pledged Collateral, will be the sole and complete owner thereof), free from any Security other than the rights granted to the Lender hereunder.

(c)                                  Enforceability; Priority of Security Interest. This Agreement creates a security interest securing the payment and performance of the Secured Obligations which is enforceable against the Pledged Collateral in which the Borrower has rights, whether now existing or hereafter arising or acquired from time to time. In addition, subject to the filing of the financing statements referred to in Section 3(d) and the possession by the Lender of the Pledged Collateral referred to in Section 3(c), the Lender has a perfected and first priority security interest under the laws of New York in the Pledged Collateral, in which a security interest may be perfected by such filing or possession under the UCC, subject only to Permitted Security.

(d)                                 Other Financing Statements. Other than (i) financing statements disclosed to the Lender prior to the date hereof and (ii) financing statements in favor of the Lender, no effective financing statement naming the Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(e)                                  Filings and Consents. Except as referred to herein, no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other person, is required for the due execution, delivery or performance by the Borrower of this Agreement.

(f)                                   Notes. (i) The Borrower has no knowledge of any fact or circumstance that would materially impair the validity or collectability of the Borrower’s rights and claims to payment under the Notes, (iii) the Borrower has not previously assigned any interest of any kind whatsoever in the Notes (other than such interests as will be released on or before the date hereof), (iv) no person other than the Borrower owns an interest of any kind whatsoever in the Notes (whether as joint holders, participants or otherwise) and (v) no material default exists under or in respect of the Notes.

(g)                                  Additional Pledged Collateral. Upon the issuance of any additional Pledged Collateral consisting of shares or other securities, (i) such Pledged Collateral will be duly and validly issued and will be fully paid and non-assessable, (ii) the Borrower will be the legal record and beneficial owner thereof and (iii) except for restrictions and limitations imposed by applicable securities laws generally, there will be no restrictions on the transferability of such Pledged Collateral to the Lender or with respect to the foreclosure, transfer or disposition thereof by the Lender.

(h)                                 Control Agreements. No Control Agreements exist with respect to any Pledged Collateral other than any Control Agreements in favor of the Lender.

The Borrower agrees that the foregoing representations and warranties shall be deemed to be repeated by the Borrower on the date of each delivery of Pledged Collateral hereunder.

SECTION 5                                                       Covenants. In addition to the covenants of the Borrower set forth in the Facility Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) remain unsatisfied or the Lender shall have any Commitment, the Borrower agrees that:

(a)                                 Preservation of Collateral. The Borrower will promptly do and perform all acts that may be necessary or desirable to maintain, preserve and protect the Pledged Collateral and the Lender’s first-priority perfected security interest therein and for the purpose of giving full effect to this Agreement or securing to the Lender the full benefits of all rights, powers and remedies conferred or intended to be conferred upon the Lender in this Agreement.

(b)                                 Compliance with Laws, Etc. The Borrower will comply with all laws, regulations and ordinances relating to the possession, maintenance and control of the Pledged Collateral.

(c)                                  Maintenance of Records. The Borrower will (i) keep separate, accurate and complete books and records with respect to the Pledged Collateral, (ii) keep all such books and records at the location referred to in Section 4(a) and (iii) give at least 30 days’ prior written notice to the Lender of any changes in any such location where such books and records are kept.

(d)                                 Change in Name, Identity or Structure; Location of Books and Chief Executive Office. Subject to providing no less than 30 days’ prior written notice to the Lender, the Borrower may change (i) the location of its chief executive office or principal place of business, (ii) its name, (iii) its identity or structure, (iv) its incorporation as a BVI business company (or any new such incorporation) or (v) its jurisdiction of incorporation; provided, however, that the Borrower not make any such change without the Lender’s prior written consent if the Lender notifies the Borrower within 30 days after receiving such notice that it has determined that such change adversely affects the effectiveness, perfection or priority of the security interests created hereunder.

(e)                                  Disposition of Pledged Collateral. The Borrower will not surrender or lose possession of (other than to the Lender or, with the prior consent of the Lender, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein, except as permitted under the Facility Agreement; provided, however, that no such disposition or transfer by the Borrower of any Pledged Collateral shall be permitted while any Event of Default exists.

(f)                                   Security. The Borrower will not without the prior written consent of the Lender create, incur or permit to exist any Security upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Lender created by this Agreement, except as any otherwise be expressly permitted under the Facility Agreement.

(g)                                  Shareholders Agreements. The Borrower will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(h)                                 Securities Accounts. The Borrower will give the Lender immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

(i)                                     Other Notices, Reports and Information.  The Borrower will (i) notify the Lender of any claim made or asserted against the Pledged Collateral by any person and of any change in the composition of the Pledged Collateral or other event which could materially adversely affect the value of the Pledged Collateral or the Lender’s Security thereon; and (ii) furnish to the Lender such statements and schedules further identifying and describing the Pledged Collateral and such other reports and other information in connection with the Pledged Collateral as the Lender may request, all in reasonable detail.

(j)                                    Further Assurances. The Borrower will promptly, upon the reasonable request from time to time of the Lender, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be necessary or desirable to carry out the purposes of this Agreement.

SECTION 6                                                       Administration of the Pledged Collateral.

(a)                                 Pledged Collateral. Unless and until an Event of Default shall have occurred and be continuing, the Borrower shall deposit any cash distribution or payment, if any, in respect of the Pledged Collateral into the Revenue Account, unless otherwise required pursuant to the terms of the Facility Agreement or other Finance Documents; provided, however, that, except in connection with a Permitted Disposal, the Borrower shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by the Borrower, or (ii) distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of the Target or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Target. At the request of the Lender, during the continuance of any Event of Default, the Lender shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by the Borrower shall be held in trust for the Lender and, in accordance with the Lender’s instructions, remitted to the Lender or deposited to an account specified by the Lender in the form received (with any necessary endorsements or instruments of assignment or transfer). During the continuance of an Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Pledged Collateral hereunder. Additionally, the Lender shall have the right, during the continuance of an Event of Default, following prior written notice to the Borrower, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Lender were the absolute owner thereof; provided, however, that the Lender shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Borrower or any other person for any failure to do so or delay in doing so.

(b)                                 Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and be continuing the Borrower shall have the right to vote the Pledged Collateral held by the Borrower and to give consents, ratifications and waivers in respect thereof, to the same extent as the Borrower would if such Pledged Collateral were not pledged to the Lender pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would violate any provision of this Agreement, the Facility Agreement or any other Finance Document or result in the occurrence of an Event of Default. If applicable, the Borrower shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Lender shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (b) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (b).

(c)                                  Certain Other Administrative Matters. During the continuance of an Event of Default, the Lender may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). During the continuance of an Event of Default, the Lender shall have the right to cause the Borrower to use its best efforts to exchange and deliver to the Lender or its designee uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange and deliver to the Lender or its designee certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(d)                                 Appointment of Lender as Attorney-in-Fact. For the purpose of enabling the Lender to exercise its rights under this Section 6 or otherwise in connection with this Agreement, the Borrower hereby (i) constitutes and appoints the Lender (and any of the Lender’s officers, employees or agents designated by the Lender) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Borrower (including voting the Pledged Collateral and giving consents, notifications and waivers in respect thereof), which the Lender may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Lender’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) appoints the Lender as its proxyholder with respect to the Pledged Collateral (including any Converted Securities) to attend and vote at any and all meetings of the shareholders of the Target held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor; provided, however, that the Lender shall not exercise the forgoing rights set forth in this subsection (d) except while an Event of Default is continuing. Each such appointment is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full.

SECTION 7                                                       Lender Performance of Borrower Obligations. The Lender may perform or pay any obligation which the Borrower has agreed to perform or pay, and if it has failed to do so, under or in connection with this Agreement, and the Borrower shall reimburse the Lender on demand for any amounts paid by the Lender pursuant to this Section 7.

SECTION 8                                                       Lender’s Duties. Notwithstanding any provision contained in this Agreement, the Lender shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Lender hereunder, the Lender shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 9                                                       Remedies.

(a)                                 Remedies. Upon the occurrence and continuation of any Event of Default, the Lender shall have, in addition to all other rights and remedies granted to it in this Agreement, the Facility Agreement or any other Finance Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as the Lender shall determine; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Lender. The Lender shall give the Borrower such notice of any private or public sales as may be required by the UCC or other applicable law. The Borrower recognizes that the Lender may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases to the extent permitted by law.

(b)                                 Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied to payment and performance in full of the Secured Obligations as provided in the Facility Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Lender for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 10                                                Registration Rights.

(a)                                 Registration of Pledged Collateral. If the Lender shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 9, and if the Lender shall determine in connection therewith that it is necessary or advisable to have the Pledged Collateral, or any portion thereof, to be sold or registered under the provisions of any federal, state or other applicable securities laws, the Lender shall be entitled to request that the Borrower cause any registration and qualification to be effected under any federal, state or other applicable securities laws with respect to such Pledged Collateral. Upon such request, the Borrower shall as soon as practicable use its best efforts to cause such registration and qualification to be effected (and be kept effective) as may be so requested, as would permit or facilitate the sale and distribution of such Pledged Collateral, including registration under the Securities Act (or any similar statute), appropriate qualifications under applicable “blue sky” or other state or other securities laws and appropriate compliance with any other requirements of any governmental authorities. The Borrower shall cause the Lender to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, and shall furnish to the Lender such number of prospectuses, offering circulars and other documents incident thereto as the Lender from time to time may reasonably request.

(b)                                 No Obligation to Delay Private Sale. The Lender shall be under no obligation to delay a private sale of any of the Pledged Collateral (as contemplated by subsection (a)) for the period of time necessary to permit the issuer thereof to register such Pledged Collateral for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c)                                  Further Acts. The Borrower further agrees to do or to use its best efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Pledged Collateral pursuant to subsections (a) and (b) valid and binding and in compliance with any and all applicable laws (including the Exchange Act), regulations, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities having jurisdiction over any such sale or sales.

(d)                                 Equitable Relief. The Borrower acknowledges that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 10 shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the provisions of the Facility Agreement.

(e)                                  Costs and Expenses. The Borrower shall bear all costs and expenses of carrying out its obligations under this Section 10.

SECTION 11                                                Certain Waivers.

(a)                                 The Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Lender (A) to proceed against any person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Lender’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral except for damages determined by a decision of a court of competent jurisdiction to have been caused by the Lender’s willful misconduct or gross negligence.

(b)                                 The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Secured Obligations. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. The Lender may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If the Lender sells any of the Pledged Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, the Lender may resell the Pledged Collateral and the Borrower shall be credited with the proceeds of the sale.

SECTION 12                                                MISCELLANEOUS

(a)                                 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Facility Agreement.

(b)                                 No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

(c)                                  Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower and the Lender and their respective successors and assigns and shall bind any person who becomes bound as a debtor to this Agreement.

(d)                                 Assignment.

(i)                                     The Borrower shall not assign any rights or obligations under this Agreement.

(ii)                                  The Lender may, at any time, assign to one or more assignees all or part of its rights and obligations under this Agreement without the consent of the Borrower together with and in proportion to any assignment of the Loans. The Borrower agrees to execute all documents and take all action that may be required by the Lender in respect of any assignment or proposed assignment. Any such assignee shall be and be treated as a party for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned to it.

(e)                                  Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than New York.

(f)                                   Jurisdiction; Service of Process.

(i)                                     Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in The City of New York, in any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court of the jurisdiction in which such party is or may be subject by a suit upon such judgment, provided, however, that service of process is effected upon such party in the manner specified below or as otherwise permitted by applicable law.

(ii)                                  Service of Process. The Borrower hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at the date of this Agreement at 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York. The Borrower agrees that service of process in respect of it upon its appointed agent, together with written notice of such service given to it in the manner provided in Section 12, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Borrower agrees that the failure of its appointed agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the Borrower’s appointed agent shall cease to be available to act as such, the Borrower agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this Section. Nothing herein shall be deemed to limit the ability of any party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(g)                                  Entire Agreement; Amendment. This Agreement and the Facility Agreement contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Facility Agreement.

(h)                                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.

If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(i)                                     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(j)                                    Incorporation of Provisions of the Facility Agreement. To the extent the Facility Agreement contains provisions of general applicability to the Finance Documents, such provisions are incorporated herein by this reference.

(k)                                 Termination. Upon termination of the Commitment of the Lender and indefeasible payment in full of all Secured Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations), the security interests created under this Agreement shall terminate and the Lender shall promptly and at the cost of the Borrower redeliver to the Borrower any of the Pledged Collateral in the Lender’s possession and shall execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Lender hereunder.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE BORROWER

MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Kam Yuen

Name: Kam Yuen
Title: Director

Signature Page to Security Agreement

THE LENDER

CORDLIFE GROUP LIMITED

By:	/s/ Jeremy Yee

Name: Jeremy Yee
Title: CEO

Signature Page to Security Agreement